                             Form of Amendment to
                             --------------------
                                 Schedule 1.d
                                 ------------

                         Separate Account Subaccounts
                         Available under the Contracts
                     Subject to the Wholesaling Agreement
                          Effective February 22, 2000

Name of Separate Account                         Subaccounts
------------------------                         -----------
Lincoln Life Variable Annuity Account N          AIM V.I. Capital Appreciation Subaccount
                                                 AIM V.I. Growth Subaccount
                                                 AIM V.I. International Equity Subaccount
                                                 AIM V.I. Value Subaccount
                                                 Alliance Growth and Income Subaccount
                                                 Alliance Growth Subaccount
                                                 Alliance Premier Growth Subaccount
                                                 Alliance Technology Subaccount
                                                 AVIS Global Small Capitalization Subaccount
                                                 AVIS Growth Subaccount
                                                 AVIS Growth-Income Subaccount
                                                 AVIS International Subaccount
                                                 BT Equity 500 Index Subaccount
                                                 Delaware Premium Aggressive Growth
                                                 Delaware Premium Delchester Subaccount
                                                 Delaware Premium Devon Subaccount
                                                 Delaware Premium Emerging Markets Subaccount
                                                 Delaware Premium Growth & Income Subaccount
                                                 Delaware Premium International Equity
                                                 Subaccount
                                                 Delaware Premium REIT Subaccount
                                                 Delaware Premium Select Growth Subaccount
                                                 Delaware Premium Small Cap Value Subaccount
                                                 Delaware Premium Social Awareness Subaccount
                                                 Delaware Premium Trend Subaccount
                                                 Dreyfus Variable Fund Small Cap Subaccount
                                                 Fidelity VIP Equity-Income Subaccount
                                                 Fidelity VIP Growth Subaccount
                                                 Fidelity VIP III Growth Opportunities
                                                 Subaccount
                                                 Fidelity VIP Overseas Subaccount
                                                 Franklin Global Growth Subaccount
                                                 Franklin International Subaccount
                                                 Franklin Small Cap Securities Subaccount
                                                 Kemper Variable Series Govt. Securities
                                                 Subaccount
                                                 Kemper Variable Series Small Cap Growth
                                                 Subaccount
                                                 Liberty Variable Trust Colonial U.S. Growth &
                                                 Income Subaccount
                                                 Liberty Variable Trust Newport Tiger
                                                 Subaccount
                                                 Lincoln National Bond Subaccount
                                                 Lincoln National Money Market Subaccount
                                                 MFS Variable Trust Emerging Growth Subaccount
                                                 MFS Variable Trust Research Subaccount
                                                 MFS Variable Trust Total Return Subaccount
                                                 MFS Variable Trust Utilities Subaccount
                                                 OCC Trust Global Equity Subaccount
                                                 OCC Trust Managed Subaccount
                                                 Templeton Mutual Shares Securities Subaccount

                                 Amendment to
                                 ------------
                                 Schedule 1.g
                              ------------------

                  Contracts Subject to Wholesaling Agreement
                          Effective November 29, 1999

                                               SEC (`33 Act)
 Marketing                      Policy         Registration     Name of
Name of Contract                Form No.       No.              Separate Account
------------------              --------       ------------     ---------------------

Delaware-Lincoln Choice Plus     AN425-LL*     333-40937        Lincoln Life Variable
                                                                Annuity Account N

Delaware-Lincoln Choice Plus XL  AN425-LL*     333-62819        Lincoln Life Variable
                                                                Annuity Account N


*There are multiple versions by state.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1.d to be executed in its name and behalf by its duly authorized officer on the date specified below.



THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



By:_____________________________           Date:_______________
Name:   G. Michael Antrobus
Title:  Second Vice President



DELAWARE DISTRIBUTORS, L.P.
By:  DELAWARE DISTRIBUTORS, INC.
     (General Partner)


By:_____________________________           Date:_______________
Name:  Wayne A. Stork
Title: Chairman, President and
       Chief Executive Officer